                                                                    EXHIBIT 2.1

                                                                 EXECUTION COPY
                                                                 --------------

                              FIRST AMENDMENT TO
                           ASSET PURCHASE AGREEMENT
                           ------------------------

     THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (the "First
Amendment") is made and entered into as of the 28th day of October 1997, by and among MACHINE TOOL AND GEAR, INC., a Michigan corporation ("Seller"), JON C. LEBLANC, DANIEL A. LEBLANC, THOMAS P. LEBLANC, JOSEPH T. LEBLANC, AND PATRICK
J. LEBLANC ("Indemnitors"), JMJ AND COMPANY, a Michigan co-partnership ("JMJ"), and NEWCOR, INC., a Delaware corporation ("Buyer").

                                   RECITALS
                                   --------

     A. Seller, Indemnitors, JMJ and Buyer entered into an Asset Purchase Agreement dated as of October 1, 1997 (the "Agreement"), but subsequently have determined that certain amendments to the Agreement are necessary and appropriate and therefore wish to amend the Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements, representations and warranties hereinafter set forth, Buyer, Seller, Indemnitors and JMJ agree as follow:

     1. Section 3.01 of the Agreement shall be and hereby is amended and restated in its entirety to read as follows:

               "3.01   Purchase Price.  The total consideration for the
     purchased Assets and for the Seller's and Indemnitors' agreements not to compete pursuant to the Non-Competition Agreement and the Employment Agreements shall be Twenty-Seven Million Four Hundred Fifty Thousand Dollars ($27,450,000.00) to be paid to Seller and (unless the Leroy Property becomes an Excluded Asset as provided in Section 2.01(k), in which event no amount shall be paid to JMJ) Four Hundred Thousand Dollars ($400,000.00) to be paid to JMJ (collectively, the "Purchase Price"), subject to any adjustments made in connection with the Plant Properties and the Leroy Property pursuant to Section 2.01(j) and 2.01(k)."

     2. Subsection 3.02 (d) of the Agreement shall be and hereby is amended and restated in its entirety to read as follows:

               "(d) On the Closing Date, a promissory note bearing simple interest at the rate of 8% per annum and secured by a security interest in the Assets (which shall expressly permit sales of Assets in the ordinary course of business) shall be executed by Buyer in favor of Seller in the amount of Twenty-Two Million Two Hundred Fifty Thousand Dollars ($22,250,000.00) and (unless the Leroy Property becomes an Excluded Asset as provided in Section 2.01(k), in which event no amount shall be paid to
     JMJ) a promissory note bearing simple interest at the rate of 8% per annum and secured by a lien on the Leroy Property shall be executed by Buyer in favor of Seller in the amount of Four Hundred Thousand Dollars ($400,000.00) to JMJ, respectively;"

     3. Section 4 of the Agreement shall be and hereby is amended and restated in its entirety to read as follows:

          "4.  ALLOCATION OF PURCHASE PRICE.
               ----------------------------

          The Purchase Price shall be allocated between the Assets and the non-competition provisions contained in the Non-Competition Agreement and the Employment Agreements as follows:


     Assets:                                            $27,200,000.00
     Leroy Property (unless an Excluded
     Asset pursuant to Section 2.01(k)):                     400,000.00
     Non-competition provisions
      contained in the Non-Competition
      Agreements and the Employment
      Agreements ($50,000 to each of the
      five (5) Indemnitors):                            $   250,000.00

     The amount allocated to the Assets shall be further allocated among the various categories and classifications of the Assets discussed in Section
     2.01 above. On or before the Closing Date, Seller and Buyer shall agree upon an allocation of the Purchase Price among the Assets in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and the related Treasury Regulations. If the parties cannot agree, Buyer, at Buyer's sole expense, shall cause an independent appraiser selected by Buyer, to prepare a schedule allocating the Purchase Price among the Assets. The allocation set forth on such schedule shall be reasonably satisfactory to Seller. Seller, Indemnitors, JMJ and Buyer agree that after such allocation is agreed upon (i) Seller, Indemnitors, JMJ and Buyer shall use such allocation for all purposes related to the valuation of the Assets, including, without limitation, in connection with any federal, state, county or local tax returns filed after such allocation shall be agreed upon, and (ii) unless required to do so in accordance with a "determination" as defined in Section 1313 (a) (1) of the Code. Neither Seller, Indemnitors, JMJ nor Buyer shall take any position in any tax return, tax proceedings tax audit or otherwise that is inconsistent with such allocation."

     4. Except as amended hereby, the Agreement is ratified and confirmed in all respects.



                    [THIS SPACE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date and year first above written.


                                "SELLER"

                                MACHINE TOOL AND GEAR, INC.,
                                 a Michigan corporation


                                By:  /s/ Jon C. LeBlanc
                                --------------------------------------
                                     Jon C. LeBlanc
                                     Its:  President



                                "BUYER"


                                NEWCOR, INC., a Delaware corporation


                                By:
                                   -----------------------------------
                                     W. John Weinhardt
                                     Its: President



                                "INDEMNITORS"


                                /s/ Jon C. LeBlanc
                                --------------------------------------
                                Name:      Jon C. LeBlanc
                                Address:   c/o North Lakes
                                           Manufacturing, Inc.
                                           1021 North Shiawassee
                                           Corunna, Michigan 48817

                                /s/  Daniel A. LeBlanc
                                --------------------------------------
                                Name:      Daniel A. LeBlanc
                                Address:   c/o North Lakes
                                           Manufacturing, Inc.
                                           1021 North Shiawassee
                                           Corunna, Michigan 48817

                                /s/  Thomas P. LeBlanc
                                --------------------------------------
                                Name:      Thomas P. LeBlanc
                                Address:   c/o North Lakes
                                           Manufacturing, Inc.
                                           1021 North Shiawassee
                                           Corunna, Michigan 48817

        IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date and year first above written.


                                "SELLER"

                                MACHINE TOOL AND GEAR, INC.,
                                 a Michigan corporation


                                By:
                                   -----------------------------------
                                     Jon C. LeBlanc
                                     Its:  President



                                "BUYER"


                                NEWCOR, INC., a Delaware corporation


                                By:  /s/ W. John Weinhardt
                                     ---------------------------------
                                     W. John Weinhardt
                                     Its: President



                                "INDEMNITORS"



                                --------------------------------------
                                Name:      Jon C. LeBlanc
                                Address:   c/o North Lakes
                                           Manufacturing, Inc.
                                           1021 North Shiawassee
                                           Corunna, Michigan 48817


                                --------------------------------------
                                Name:      Daniel A. LeBlanc
                                Address:   c/o North Lakes
                                           Manufacturing, Inc.
                                           1021 North Shiawassee
                                           Corunna, Michigan 48817


                                --------------------------------------
                                Name:      Thomas P. LeBlanc
                                Address:   c/o North Lakes
                                           Manufacturing, Inc.
                                           1021 North Shiawassee
                                           Corunna, Michigan 48817

                                        "INDEMNITORS"  (continued from
                                                    previous page)




                                        ---------------------------------
                                        Name:     Joseph T. LeBlanc
                                        Address:  c/o North Lakes
                                                  Manufacturing, Inc.
                                                  1021 North Shiawassee
                                                  Corunna, Michigan 48817



                                        ---------------------------------
                                        Name:     Patrick J. LeBlanc
                                        Address:  c/o North Lakes
                                                  Manufacturing, Inc.
                                                  1021 North Shiawassee
                                                  Corunna, Michigan 48817


                                        "JMJ"
                                        JMJ and Company



                                        ---------------------------------
                                        Name:  Jon LeBlanc
                                        Partner

                                "INDEMNITORS"  (continued from previous page)





                                /s/       Joseph T. LeBlanc
                                -----------------------------------
                                Name:     Joseph T. LeBlanc
                                Address:  c/o North Lakes
                                          Manufacturing, Inc.
                                          1021 North Shiawassee
                                          Corunna, Michigan 48817


                                /s/       Patrick J. LeBlanc
                                -----------------------------------
                                Name:     Patrick J. LeBlanc
                                Address:  c/o North Lakes
                                          Manufacturing, Inc.
                                          1021 North Shiawassee
                                          Corunna, Michigan 48817


                                "JMJ"
                                JMJ and Company



                                /s/ Jon LeBlanc
                                -----------------------------------
                                Name:  Jon LeBlanc
                                Partner





                                      -4-